                                                                    Exhibit 99.1

                          AUDITED FINANCIAL STATEMENTS

                              ANDRULIS CORPORATION

                        SEPTEMBER 30, 2002 AND 2001 WITH
                        REPORT OF INDEPENDENT ACCOUNTANTS

                        REPORT OF INDEPENDENT ACCOUNTANTS

November 15, 2002, except for Note 15, as to which the date is December 20, 2002


To the Board of Directors
         of Andrulis Corporation:

In our opinion, the accompanying balance sheets and the related statements of income, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Andrulis Corporation at September 30, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


Argy, Wiltse & Robinson, P.C.

                              ANDRULIS CORPORATION

                                 BALANCE SHEETS

                           SEPTEMBER 30, 2002 AND 2001

                                                                    2002                2001
                                                                ------------       ------------
                                     ASSETS
Current assets
   Cash                                                         $    767,885       $    396,157
   Accounts receivable, net of an allowance
     of $82,269 and $80,525                                        8,048,039          9,797,464
   Unbilled receivables                                              612,328            144,853
   Due from stockholder                                               50,000             50,000
   Prepaid expenses and other current assets                         401,379            497,161
   Income tax receivable                                              80,000                  0
                                                                ------------       ------------
          Total current assets                                     9,959,631         10,885,635

Property and equipment, net                                          865,926            721,847
Goodwill and intangible assets, net                                3,194,744          3,188,188
Deposits                                                              31,132             32,307
                                                                ------------       ------------
          Total assets                                          $ 14,051,433       $ 14,827,977
                                                                ============       ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable and accrued expenses                        $  1,992,818       $  1,692,565
   Accrued payroll and related liabilities                           690,695          1,616,608
   Billings in excess of revenue recognized                          105,046            298,581
   Notes payable                                                   5,378,468          4,673,451
   Subordinated notes payable                                        379,167            348,979
   Income taxes payable                                                    0            623,372
   Capital lease obligations                                          92,650             97,779
   Deferred income taxes                                           2,584,000          2,043,000
                                                                ------------       ------------
          Total current liabilities                               11,222,844         11,394,335

Capital lease obligations                                             99,215            180,580
Notes payable                                                              0             46,981
Subordinated notes payable                                           314,980            692,615
                                                                ------------       ------------
          Total liabilities                                       11,637,039         12,314,511
                                                                ------------       ------------

Stockholders' equity
   Common stock - voting                                               7,242              7,210
   Common stock - non-voting                                         100,249                  0
   Additional paid-in capital                                         88,838             70,306
   Retained earnings                                               3,487,759          3,502,578
   Treasury stock, 196,541 and 61,289 shares, at cost             (1,269,694)          (458,668)
   Due from employee stock ownership plan                                  0           (607,960)
                                                                ------------       ------------
          Total stockholders' equity                               2,414,394          2,513,466
                                                                ------------       ------------

Commitments
          Total liabilities and stockholders' equity            $ 14,051,433       $ 14,827,977
                                                                ============       ============


   The accompanying notes are an integral part of these financial statements.

                              ANDRULIS CORPORATION

                              STATEMENTS OF INCOME

                     YEARS ENDED SEPTEMBER 30, 2002 AND 2001

                                                                2002                2001
                                                             ------------       ------------
Contract revenue                                             $ 36,566,755       $ 21,356,841
                                                             ------------       ------------

Operating expenses

   Direct labor                                                11,526,694          7,238,143
   Other direct costs                                          11,173,282          5,433,046
   Indirect costs                                              12,761,691          7,625,519
   Amortization of goodwill and other intangible assets           265,481             85,403
                                                             ------------       ------------
          Total operating expenses                             35,727,148         20,382,111
                                                             ------------       ------------
Income from operations                                            839,607            974,730
                                                             ------------       ------------

Other expense

   Interest, net                                                 (331,630)          (102,662)
                                                             ------------       ------------
Income before income taxes                                        507,977            872,068

Provision for income taxes                                       (285,000)          (390,000)
                                                             ------------       ------------
Net income                                                   $    222,977       $    482,068
                                                             ============       ============

   The accompanying notes are an integral part of these financial statements.

                              ANDRULIS CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED SEPTEMBER 30, 2002 AND 2001



                                       Voting Common Stock              Non-voting Common Stock
                                   ----------------------------      ----------------------------      Additional
                                                                                                        Paid-in-         Retained
                                      Shares           Amount          Shares           Amount          Capital          Earnings
                                   -----------      -----------      -----------      -----------      -----------      -----------
Balance at September 30, 2000          720,974      $     7,210               --      $        --      $    70,306      $ 3,020,510

Repurchase of common stock                  --               --               --               --               --               --

Net income for the year ended
   September 30, 2001                       --               --               --               --               --          482,068
                                   -----------      -----------      -----------      -----------      -----------      -----------

Balance at September 30, 2001          720,974            7,210               --               --           70,306        3,502,578

Repurchase of common stock                  --               --               --               --               --         (138,154)

Issuance of common stock                 3,195               32           60,705              607           18,532               --

Stock dividend                              --               --        9,964,227           99,642               --          (99,642)

Net income for the year ended
  September 30, 2002                        --               --               --               --               --          222,977
                                   -----------      -----------      -----------      -----------      -----------      -----------

Balance at September 30, 2002          724,169      $     7,242       10,024,932      $   100,249      $    88,838      $ 3,487,759
                                   ===========      ===========      ===========      ===========      ===========      ===========



                                                           Due from
                                                         Employee Stock        Total
                                         Treasury          Ownership       Stockholders'
                                           Stock             Plan            Equity
                                        -----------       -----------       -----------
Balance at September 30, 2000           $  (401,019)      $  (607,960)      $ 2,089,047

Repurchase of common stock                  (57,649)               --           (57,649)

Net income for the year ended
   September 30, 2001                            --                --           482,068
                                        -----------       -----------       -----------

Balance at September 30, 2001              (458,668)         (607,960)        2,513,466

Repurchase of common stock)                (811,026)          607,960          (341,220)

Issuance of common stock                         --                --            19,171

Stock dividend)                                  --                --                 0

Net income for the year ended
  September 30, 2002                             --                --           222,977
                                        -----------       -----------       -----------

Balance at September 30, 2002           $(1,269,694)      $         0       $ 2,414,394
                                        ===========       ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                              ANDRULIS CORPORATION

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED SEPTEMBER 30, 2002 AND 2001

                                                                                 2002              2001
                                                                              -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

   Net income                                                                 $   222,977       $   482,068
                                                                              -----------       -----------
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                                              592,407           291,678
       Deferred income taxes                                                      541,000          (467,000)
       Compensation expense associated with stock bonus                            19,171                 0
       (Increase) decrease in:
          Accounts receivable                                                   1,749,425            31,643
          Unbilled receivables                                                   (467,475)          489,991
          Due from stockholder                                                          0              (239)
          Prepaid expenses and other current assets                                95,782          (140,659)
          Income tax receivable                                                   (80,000)                0
       Increase (decrease) in:
          Accounts payable and accrued expenses                                   300,253           (46,167)
          Accrued payroll and related liabilities                                (925,913)          473,274
          Billings in excess of revenue recognized                               (193,535)          268,911
          Income taxes payable                                                   (623,372)          578,380
                                                                              -----------       -----------

            Total adjustments                                                   1,007,743         1,479,812
                                                                              -----------       -----------
            Net cash provided by operating activities                           1,230,720         1,961,880
                                                                              -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

   Increase in goodwill and other intangible assets                              (272,036)                0
   Purchase of companies                                                                0        (4,630,524)
   Purchases of property and equipment                                           (543,186)         (153,768)
   Proceeds from sale of property and equipment                                    72,180                 0
   Decrease in deposits                                                             1,175            13,310
                                                                              -----------       -----------
            Net cash used in investing activities                                (741,867)       (4,770,982)
                                                                              -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Net borrowings under bank line-of-credit                                       705,017         3,284,213
   Repayment under notes payable                                                  (46,981)                0
   Repayments under subordinated notes payable                                   (347,447)                0
   Principal payments under capital lease obligations                             (86,494)          (23,435)
   Repurchase of common stock                                                    (341,220)          (57,649)
                                                                              -----------       -----------
            Net cash (used in) provided by financing activities                  (117,125)        3,203,129
                                                                              -----------       -----------

Net increase in cash                                                              371,728           394,027

Cash at the beginning of the year                                                 396,157             2,130
                                                                              -----------       -----------

Cash at the end of the year                                                   $   767,885       $   396,157
                                                                              ===========       ===========


   The accompanying notes are an integral part of these financial statements.

                              ANDRULIS CORPORATION

                        NOTES TO THE FINANCIAL STATEMENTS

                           SEPTEMBER 30, 2002 AND 2001

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Andrulis Corporation (ANDRULIS or the Company) was incorporated in the State of Delaware on September 23, 1994. The Company, which is privately held, delivers IT-enabled, rapid business solutions through the integration of web technologies, business, re-engineering, software engineering and communications engineering to various agencies of the federal government. The Company operates from various offices throughout the United States based upon customer requirements.

The significant accounting policies followed by the Company are described below.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

REVENUE RECOGNITION

Substantially all of the Company's contract revenue results from contracts with agencies of the federal government. Revenue on fixed price and cost-reimbursable contracts includes direct costs and allocated indirect costs incurred plus recognized profit. Profit is recognized under fixed price contracts on the percentage of completion method. Profit is recognized on cost-reimbursable contracts as costs are incurred. Revenue on time and material contracts is recognized based upon time (at established rates) and other direct costs incurred. Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables. Billings rendered on contracts in excess of related revenue recognized are reflected as billings in excess of revenue recognized. Losses on contracts are provided for in the period they are first determined.

Federal government contract costs for 2001 through 2002, including indirect costs, are subject to audit and adjustment by the Defense Contract Audit Agency. Contract revenue has been recorded in amounts that are expected to be realized upon final settlement.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over estimated useful lives of three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful life of the asset or the term of the related lease.

GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and other intangible assets includes acquisition costs associated with the business combinations explained in Note 2. Amortization of certain goodwill and other intangible assets is computed using the straight-line method over the estimated useful lives of five to fifteen years.

In June 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that all business combinations consummated after June 30, 2001 be accounted for by the purchase method unless the combination was initiated on or prior to that date and it meet the conditions to be accounted for by the pooling-of-interest method in accordance with APB Opinion No. 16, Business Combinations. Statement No. 142 is required to be applied in years beginning after December 15, 2001. Under Statement No. 142, goodwill and useful lives will no longer be amortized but will be subject to impairment tests performed at least annually. Also, upon initial application, the Company is required to perform a transitional impairment test to all previously recognized goodwill and to assign all recognized assets and liabilities to reporting units (which have not yet been identified by management). Other intangible assets will continue to be amortized over their useful lives as determined at the date of initial application.

The Company will apply Statement No. 142 beginning in the first quarter of fiscal year 2003, or October 1, 2002. Application of the nonamortization provisions of Statement No. 142 is expected to result in a decrease in other costs and expenses of approximately $85,000 per year. During fiscal year 2003, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets, but has not yet determined what effect those tests will have on the earnings and financial position of the Company.

INCOME TAXES

Income taxes have been recorded using the liability method. The income tax provision includes federal and state income taxes both currently payable and changes in deferred taxes due to differences between financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are recorded using the anticipated tax rates that will be in effect when the differences are expected to reverse.

RECLASSIFICATIONS

Certain amounts presented in the 2001 financial statements have been reclassified to conform to the 2002 presentation. These reclassifications have no effect on the previously recorded net income.

NOTE 2 - BUSINESS COMBINATIONS

ACQUISITION OF PRODUCTION TECHNOLOGIES, INC.

Under the terms of a stock purchase agreement (the Production Technologies, Inc. Stock Purchase Agreement) dated and effective December 31, 2000, the Company acquired the stock of Production Technologies, Inc. (PTI) in a business combination accounted for as a purchase. The results of operations of PTI have been included in the accompanying financial statements beginning with the year ended September 30, 2001. The total cost of the acquisition was $1,814,136, plus capitalizeable acquisition costs of $70,308. The total capitalized cost exceeded the book value (which approximated the market value) of the net assets by $1,263,926. The excess is recorded as goodwill in the accompanying balance sheet. As discussed in Note 1, the Company has not adopted Statement No. 142. In addition, since the purchase occurred prior to the effective date of Statement No. 141, goodwill resulting from the acquisition of PTI has been continued to be amortized through September 30, 2002. Amortization expense related to goodwill from the PTI acquisition amounted to $84,966 and $74,300 for the years ended September 30, 2002 and 2001, respectively.

The Company financed a portion of the purchase price with four non-interest bearing promissory notes payable to the former owners of PTI, in the stated amounts of $180,000 each. Under the terms of the agreement, the Company agreed to pay each former owner of PTI $45,000 in four equal payments over four years, beginning in January 2002 and ending in January 2005 (see Note 8).

In connection with the purchase of the PTI, the Company has entered into non-compete agreements with each of the former owners, as well as for performance bonus arrangements. During the year ended September 30, 2002, the Company paid $120,000 related to such non-compete agreements. These amounts are included in other intangible assets and are being amortized over five years (see
Note 3).

ACQUISITION OF CEN CORPORATION

Under the terms of a stock purchase agreement (the CEN Corporation Stock Purchase Agreement) dated and effective September 1, 2001, the Company acquired the stock of CEN Corporation (CENCOR) in a business combination accounted for as a purchase. The results of operations of CENCOR have been included in the accompanying financial statements beginning on September 30, 2001. The total cost of the acquisition was $4,563,727, plus capitalizeable acquisition costs of $167,424. The total capitalized cost exceeded the book value (which approximated the market value) of the net assets by $1,998,562. The excess is recorded as goodwill and other intangible assets in the accompanying balance sheets. As discussed in Note 1, the Company has not adopted Statement No. 142, however, since the purchase of CENCOR occurred subsequent to the effective date of Statement No. 141, goodwill resulting from the acquisition of CENCOR has not been amortized. Goodwill will be subject to an impairment test upon adoption of this statement.

The Company financed a portion of the purchase price with a non-interest bearing promissory note payable to the former owner of CENCOR, in the stated amount of $510,000. Under the terms of the agreement, the Company will pay the former owner of CENCOR six equal quarterly payments of $85,000 beginning on February 1, 2002 (see Note 8).

Under the terms of the agreement, an adjustment totaling $87,624 was made based on the difference between the estimated net book value of CENCOR at the date of acquisition and the actual net book value, as recalculated based upon actual results of CENCOR operations through August 31, 2001. This amount is included in goodwill and other intangible assets in the accompanying balance sheets.

MERGER

Effective October 1, 2001, under the terms of an Agreement and Plan of Merger, PTI and CENCOR were merged into the Company, which has continued to exist under the laws of the State of Delaware. Under the terms of these mergers, both PTI and CENCOR ceased to exist as separate legal entities.

NOTE 3 - GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and other intangible assets consist of the following as of September
30:

                                               2002           2001
                                           -----------    -----------
         Goodwill                          $ 2,589,456    $ 2,462,420
         Contract rights                       825,068        800,068
         Non-compete agreements                120,000              0
                                           -----------    -----------

                                             3,534,524      3,262,488
         Less:  accumulated amortization      (339,780)       (74,300)
                                           -----------    -----------

                                           $ 3,194,744    $ 3,188,188
                                           ===========    ===========

NOTE 4 - UNBILLED RECEIVABLES

Unbilled receivables consists of the following as of September 30:

                                                    2002       2001
                                                  --------   --------
          Amounts currently billable              $466,670   $ 52,755
          Contract retainages and withheld fees    145,658     81,775
          Indirect rate variances, net                   0     10,323
                                                  --------   --------

                                                  $612,328   $144,853
                                                  ========   ========

NOTE 5 - DUE FROM STOCKHOLDER

Due from stockholder consists of an advance made to the majority stockholder. This advance is non-interest bearing and is expected to be repaid during 2003.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of September 30:

                                                        2002           2001
                                                    -----------    -----------
 Computer equipment and software                    $ 1,157,937    $ 1,035,784
 Furniture and equipment                                822,255        776,826
 Equipment under capital leases                         310,991        293,491
 Leasehold improvements                                 160,013          8,293
 Condominium                                                  0         72,500
                                                    -----------    -----------

                                                      2,451,196      2,186,894
 Less:  accumulated depreciation and amortization    (1,585,270)    (1,465,047)
                                                    -----------    -----------

                                                    $   865,926    $   721,847
                                                    ===========    ===========

Depreciation and amortization expense on property and equipment (including equipment under capital lease) totaled $326,927 and $163,315 for the years ended September 30, 2002 and 2001, respectively. As of September 30, 2002 and 2001, accumulated depreciation associated with equipment under capital leases totaled $102,671 and $16,325, respectively.

NOTE 7 - NOTES PAYABLE

Notes payable consists of the following as of September 30:

                                                                 2002           2001
                                                              -----------    -----------
Bank line-of-credit agreement (whereby the Company can
   borrow up to the lesser of 80-90% of eligible billed
   receivables or $7,000,000, bearing interest on the first
   $4,500,000 at LIBOR plus 2.5% (4.32% at September 30,
   2002) with any remaining balance at the bank's prime
   rate plus 2.0% (6.75% at September 30, 2002). This
   line-of-credit is secured by the assets of the Company
   The line-of-credit agreement expires, if not renewed, on
   April 30, 2003                                             $ 5,378,468    $ 3,377,154

Mortgage note payable to bank with payments of principal
   and interest of $607 was due monthly through September
   2012. This note was secured by a condominium with a net
   book value of $72,500. This condominium was sold during
   2002, and as such, the mortgage note payable was repaid.             0         49,801

Bank overdraft                                                          0      1,293,477
                                                              -----------    -----------

         Total notes payable                                    5,378,468      4,720,432

         Less:  current portion                                (5,378,468)    (4,673,451)
                                                              -----------    -----------

         Noncurrent portion                                   $         0    $    46,981
                                                              ===========    ===========

The Company's line-of-credit agreement includes certain financial covenants that must be maintained by the Company. At September 30, 2002, the Company is in compliance with these covenants. Interest expense, which approximated interest paid, and includes interest expense on the Company's ESOP, was $356,817 and $155,610 for the years ended September 30, 2002 and 2001, respectively.

NOTE 8 - SUBORDINATED NOTES PAYABLE

Subordinated notes payable consists of the following as of September 30:

                                                                                 2002           2001
                                                                              ---------    -----------
Non-interest bearing term notes payable in stated amounts totaling $720,000 to the former owners of PTI, two of which are currently employees of the
   Company, with annual payments of $180,000 due beginning January 2002 and ending January 2005 (the discount is based on an imputed interest rate
   of 9.5%).                                                                  $ 445,889    $   565,436

Non-interest bearing term note payable in the stated amount of $510,000 to the former owner of CENCOR, who is currently an employee of the Company, with equal quarterly payments of $85,000 due beginning February 2002 and ending May 2003 (the discount is based on an imputed interest rate of
   6.5%).                                                                       248,258        476,158
                                                                              ---------    -----------

         Total notes payable                                                    694,147      1,041,594

         Less:  current portion                                                (379,167)      (348,979)
                                                                              ---------    -----------

         Noncurrent portion                                                   $ 314,980    $   692,615
                                                                              =========    ===========

The repayment schedule of the noncurrent portion of notes payable is as follows:

             Years ending September 30,
             -------------------------
                      2004                    $   143,445
                      2005                        171,535
                                              -----------

                                              $   314,980
                                              ===========

Notes payable to prior owners of PTI and CENCOR have been discounted to reflect their non-interest bearing status. The unamortized discount on the notes payable to related parties is $100,853 and $188,406 as of September 30, 2002 and 2001, respectively. Amortization of the discount was $87,553 and $54,063 for the years ended September 30, 2002 and 2001, respectively, and is included as interest expense in the accompanying statements of income.

NOTE 9 - INCOME TAXES

The provision for income taxes consists of the following for the years ended September 30:

                                          2002         2001
                                        ---------    ---------
                Current income taxes
                   Federal              $(209,000)   $ 726,000
                   State                  (37,000)     131,000
                Deferred income taxes
                   Federal                457,000     (406,000)
                   State                   84,000      (61,000)
                                        ---------    ---------

                                        $ 295,000    $ 390,000
                                        =========    =========

Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for tax reporting and financial statement purposes. These temporary differences relate principally to the use of the cash basis method of accounting and accelerated depreciation and amortization methods used for income tax purposes.

The Company paid income taxes, net of income tax refunds, of $520,458 and $202,810 during the years ended September 30, 2002 and 2001, respectively.

NOTE 10 - EMPLOYEE BENEFIT PLANS

401(k) PROFIT SHARING PLAN

The Company maintains a defined contribution 401(k) profit sharing plan (the ANDRULIS Plan) covering employees who have attained the age of 21 and meet minimum service requirements. Participants may make voluntary contributions to the Plan up to the maximum amount allowable by law, but not to exceed 15% of their annual compensation. The Company makes matching contributions of 50% up to 4% of employee deferrals and 25% of the next 4% of employee deferrals. In addition, the Company may make a discretionary profit sharing contribution. Company contributions vest to the participants ratably over five years.

PTI maintained a defined contribution 401(k) profit sharing plan (the PTI Plan) for PTI employees who met minimum service requirements. Participants could make voluntary contributions to the Plan up to the maximum amount allowable by law, but not to exceed 15% of their annual compensation. The Company made matching contributions equal 25% of the first 3% plus 50% of the next 3% of employee deferrals up to 6% of each employee's annual compensation. Company contributions vested to the participants ratably over 3 years. This plan was terminated by the Company, effective December 31, 2001, and all participants' account balances were transferred to the ANDRULIS Plan.

CENCOR maintained a defined contribution 401(k) profit sharing plan (the CENCOR
Plan) for CENCOR employees who met minimum service requirements. Participants could make voluntary contributions to the Plan up to the maximum amount allowable by law, but not to exceed 15% of their annual compensation. The Company made discretionary matching contributions up to 5% of each employee's annual compensation. Company contributions vested to the participants ratably over seven years. This plan was terminated by the Company, effective

December 31, 2001, and all participants' account balances were transferred to the ANDRULIS Plan.

The Company recorded contributions to the Plans of $461,878 and $284,700 for the years ended September 30, 2002 and 2001, respectively.

EMPLOYEE STOCK OWNERSHIP PLAN

During 2001 and 2000, the Company also maintained an Employee Stock Ownership Plan (the ESOP) that covered all employees who worked at least 1,000 hours in a year. Corporate contributions on behalf of the employees were determined at the discretion of the Board of Directors. Company contributions vested to the participants ratably over three years, beginning with the third year of credited service. Initially, the ESOP borrowed funds from the Company to purchase 145,073 shares of common stock from a shareholder of the Company. This loan was being repaid through contributions to the ESOP of $50,000 annually. Interest on this note was computed at LIBOR plus 2.75%. The outstanding principal balance on the loan was $0 and $607,960 for the years ended September 30, 2002 and 2001, respectively. The Company recorded no contributions to the ESOP for the years ended September 30, 2002 and September 30, 2001, respectively.

On October 10, 2000, the Plan's Administrative Committee agreed to freeze the ESOP effective December 31, 2000, and agreed to terminate the plan effective December 31, 2001. As of December 31, 2000, all participants became fully vested in their entire account balances. Under the terms of a Stock Purchase and Loan Agreement (the Stock Purchase and Loan Agreement) between the Company and the Plan, the Company agreed to purchase 135,132 shares of Company stock owned by the Plan at December 31, 2001. The purchase price was $6.00 in cash for 56,831 allocated shares, or an aggregate purchase price of $340,989, and forgiveness of the amount outstanding on the ESOP loan of $607,960 in exchange for 78,301 unallocated shares, or $138,154. Participants were able to elect to roll their balance over to another qualified plan, or receive a lump sum distribution. Substantially all account balances were paid out prior to December 31, 2001. The allocated and unallocated shares of common stock were cancelled and returned to the Company on December 31, 2001.

NOTE 11 - SELF-FUNDED INSURANCE PLAN

The Company has a self-funded medical insurance plan available to all employees, which includes coinsurance to minimize the Company's annual financial risk. The maximum amount of claims that will be paid during the plan year is $60,000 per employee, up to an aggregate amount of $1,000,000. As of September 30, 2002 and 2001, the Company had accrued $200,326 and $90,636, respectively, for unpaid liabilities related to claims, premiums and administrative fees. Total expenses recorded by the Company, which include claims and administrative fees, were $730,727 and $427,559, for the years ended September 30, 2002 and 2001, respectively.

NOTE 12 - STOCKHOLDERS' EQUITY

COMMON STOCK TRANSACTIONS

Common stock consists of the following at September 30:

                                          2002               2001
                                  ---------------------   ---------
                                  Voting     Non-Voting    Voting
                                  Common      Common       Common
                                  Stock        Stock       Stock
                                 ---------   ----------   ---------
            Par Value            $    0.01   $     0.01   $    0.01

            Shares authorized    1,000,000   19,000,000   1,000,000

            Shares issued          724,169   10,024,932     720,974

            Shares outstanding     527,628   10,024,932     659,685

On December 11, 2001, the Board of Directors created a class of non-voting common stock with 19,000,000 authorized shares and a par value of $0.01 per share. The non-voting common stock is alike and equal in all respects to the Company's voting common stock except that it is non-voting.

On December 21, 2001, the Company issued a stock dividend equal to 19 shares of non-voting common stock for every outstanding share of voting common stock. As a result of the stock dividend, non-voting common stock was increased by $99,642 and retained earnings was decreased by $99,642.

During 2002, the Company issued 3,195 shares of voting common stock and 60,705 shares of non-voting common stock at $0.30 per share as a stock bonus to one employee.

STOCK OPTION PLAN

In 1994, the Company adopted a Stock Incentive Plan (the Stock Incentive Plan) that allows the Company to grant options for up to 3,000,000 shares of the Company's common stock to executive officers and other key employees based upon their performance, to be determined by the Board of Directors. The exercise price of the options is the fair market value of the stock at the date of the award. Such options generally vest ratably over five years from the date of the grant or at the discretion of the Board of Directors and may be exercised over a ten-year period.

In 1994, the Company adopted a non-qualified stock option plan (the Non-qualified Stock Option Plan) that allows the Company to grant options for up to 2,000,000 shares of the Company's common stock to consultants and agents of the Company who are not eligible to participate in the Corporation's stock incentive plan. The exercise price of the options is the fair market value of the stock at the date of the award. Vesting is determined by the Board of Directors on the date of the award, and the options may be exercised, after vesting, over periods not to exceed ten years.

As noted above, in accordance with the creation of the new class of non-voting common stock and the subsequent stock dividend, all existing common stock option holders were also issued non-voting common stock options in an amount equal to 19 non-voting common stock options for each current common stock option owned, as set forth in each option holder's option agreement. The per share price for 2002 has been adjusted and restated accordingly in the table below to reflect a post-dividend equitable exercise price as a result of the stock dividend.

The fair value of each option granted is estimated on the grant date using the Black-Scholes Option Pricing Model. The following assumptions were made in estimating fair value: dividend yield of 0.0%, risk-free interest rate of 3.1%, and expected life of 10 years.

A summary of incentive and non-qualified voting common stock option transactions for the years ended September 30 is as follows:

                                                          2002                     2001
                                                  ---------------------   -----------------------
                                                              Weighted                 Weighted
                                                               Average                 Average
                                                   Number     Exercise     Number      Exercise
                                                  of Shares    Price     of Shares      Price
                                                  ---------   ---------  ----------   ----------
Outstanding at beginning of year                   177,543    $   0.27     165,152    $   4.87
      Granted                                        5,000    $   0.30      67,000    $   6.00
      Exercised                                          0    $   0.00           0    $   0.00
      Canceled                                     (22,380)   $   0.22     (54,609)   $   4.85
                                                  --------               ---------

Outstanding at end of year                         160,163    $   0.27     177,543    $   5.31
                                                  ========               =========
Options exercisable at year end                    102,519    $   0.26      92,391    $   4.91
                                                  ========               =========
Weighted average fair value of options granted
   during year                                    $   0.14               $    3.23
                                                  ========               =========

A summary of incentive and non-qualified non-voting common stock option transactions for the year ended September 30, 2002 is as follows:

                                                                                       Weighted
                                                                                       Average
                                                                          Number       Exercise
                                                                         of Shares      Price
                                                                        ----------    ---------
Outstanding at beginning of year                                                 0    $    0.00
      Granted                                                            3,043,097    $    0.27
      Exercised                                                                  0    $    0.00
      Canceled                                                                   0    $    0.00
                                                                        ----------

Outstanding at end of year                                               3,043,097    $    0.27
                                                                        ==========
Options exercisable at year end                                          1,947,861    $    0.26
                                                                        ==========
Weighted average fair value of options granted
   during year                                                          $     0.14
                                                                        ==========

At September 30, 2002, the exercise price for outstanding incentive and non-qualified stock options ranges from $0.22 to $0.32, with a weighted average remaining contractual life of seven years.

The Company applies APB Opinion 25 in accounting for its stock options. Had compensation costs been determined on the basis of fair value pursuant to FASB No. 123, net income for the years ended September 30, 2002 and 2001 would have been reduced by approximately $73,000 and $34,000, respectively.

NOTE 13 - CONCENTRATION OF CREDIT RISK

The Company is subject to credit risk concentrations principally from cash, accounts receivable, and unbilled receivables. The Company's management believes the risk of loss associated with cash is very low since cash is maintained in financial institutions. At September 30, 2002, the Company had cash balances on deposit with a financial institution in excess of the federally insured limit. To date, accounts receivable and unbilled receivables have been derived primarily from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required. The Company maintains reserves for potential credit losses and historically such losses have been insignificant and within management's expectations.

NOTE 14 - COMMITMENTS

The Company leases office space and equipment under the terms of noncancelable operating leases, which expire at various dates through July 2005. The Company also leases equipment under the terms of noncancelable capital leases. The following is a schedule of the future minimum lease payments required under noncancelable leases that have initial or remaining terms in excess of one year at September 30, 2002:

                                                            Capital         Operating
             Years ending September 30,                     Leases            Leases
             -------------------------                   --------------    ------------
                       2003                              $     111,372     $    817,000
                       2004                                     72,216          565,000
                       2005                                     36,080          370,000
                                                         -------------     ------------

    Total minimum payments                                     219,668     $  1,752,000
                                                                           ============

    Less: imputed interest                                     (27,803)
                                                         -------------

    Present value of minimum lease payments                    191,865

    Current portion of capital lease obligations               (92,650)
                                                         -------------

    Noncurrent portion of capital lease obligations      $      99,215
                                                         =============

Rent expense aggregated $1,259,000 and $603,000 for the years ended September 30, 2002 and 2001, respectively. The Company subleased office space at two locations on a month to month basis during 2002 and 2001. Sublease rental income approximated $84,000 and $131,000 for the years ended September 30, 2002 and 2001, respectively.

Rent expense for the year ended September 30, 2002 includes a one-time expense of approximately $156,000 which represents unbilled rent under one of the Company's office leases.

NOTE 15 - SUBSEQUENT EVENT

Effective December 20, 2002, all of the Company's outstanding shares of common stock were sold to Dynamics Research Corporation.